30136961.1
                                                                    EXHIBIT 32.1

                          CEO CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Emclaire Financial Corp. (the Corporation) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date here (the Report), I, David L. Cox, Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.



/s/ David L. Cox
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David L. Cox
Chief Executive Officer

August 13, 2004